EXHIBIT 99.1

FIRST AMENDMENT TO COOPERATION AGREEMENT

This First Amendment to the Cooperation Agreement (this “Amendment”), dated as of February 13, 2026 (the “Amendment Date”), is by and among Red Robin Gourmet Burgers, Inc., a Delaware corporation (the “Company”), the entities and persons listed on Exhibit A hereto (the “JCP Parties”) and the entities and persons listed on Exhibit B hereto (the “Jumana Parties”). Capitalized terms used but not defined herein shall have the meanings set forth in the Prior Agreement (as defined below).

WHEREAS, the Company and the Investor Parties have previously entered into a Cooperation Agreement, dated as of December 3, 2024 (the “Prior Agreement”), with respect to certain matters relating to the Board of Directors of the Company (the “Board”) and certain other matters, as provided therein;

WHEREAS, the Company and the Investor Parties have engaged in discussions related to the Company; and

WHEREAS, in furtherance of such discussions, the Company and the Investor Parties desire to amend the Prior Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of and reliance upon the promises, representations, mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Investor Parties and the Company agree as follows:

1.	Section 1(a) of the Prior Agreement shall be replaced in its entirety to read as follows:

“Director Re-nominations. Upon the Amendment Date, (x) the Board and all applicable committees thereof shall take (or shall have taken) such actions as are necessary to irrevocably re-nominate each of James C. Pappas (the “JCP Designee”) and Christopher Martin (the “Jumana Designee”) to stand for re-election to the Board at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and (y) each of Messrs. Pappas and Martin shall promptly accept their re-nomination for election to the Board at the 2026 Annual Meeting.”

2.	Section 1(c) of the Prior Agreement shall be amended such that the reference to “eight (8) other nominees” shall be replaced by “six (6) other nominees.”
3.	Section 1(d) of the Prior Agreement shall be amended to insert the following clauses to the end of the section:

“Immediately following the 2026 Annual Meeting, the Board shall take such actions as are necessary to appoint Mr. Pappas as Chair of the Finance Committee, and Mr. Pappas shall continue to serve as Chair of the Finance Committee during the Cooperation Period. Following the Amendment Date, the Board and the Audit Committee shall also take reasonable steps to appoint a successor director to lead the Audit Committee.”

4.	Section 1(i) of the Prior Agreement shall be replaced in its entirety to read as follows:

“Board Size. From the conclusion of the 2026 Annual Meeting until the expiration of the Cooperation Period and following a reasonable transition period after the appointment of new leadership for the Audit Committee, the size of the Board shall not be greater than eight (8) members without the prior written consent of the Investor Parties.”

5.	Section 2(c)(i) of the Prior Agreement shall be amended such that the reference to “20%” shall be replaced by “21%.”
6.	Section 2(c)(i) of the Prior Agreement shall be amended to insert the following clause to the end of the section:

“provided, further, that in the event that the volume-weighted average price of the Company’s Common Stock is less than $4.00 per share for a period of five consecutive trading days, the Jumana Parties shall have the right to acquire an additional 1% of the Company’s then total outstanding shares of Common Stock following advance written notice to the Company;”

7.	The definition of “Cooperation Period” set forth in Section 6(g) of the Prior Agreement shall be replaced in its entirety to read as follows:

“the term “Cooperation Period” means the period commencing on the Effective Date and concluding on the date that is the earlier of (x) thirty (30) calendar days prior to the advance notice deadline set forth in the Bylaws for the stockholder nomination of non-proxy access director candidates for election to the Board at the Company’s 2027 annual meeting of stockholders and (y) one hundred twenty (120) calendar days prior to the first anniversary of the 2026 Annual Meeting;”

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8.	Ratification of Agreement. Except as set forth herein, the Prior Agreement shall remain unmodified and in full force and effect (it being understood, for the avoidance of doubt, that any provision of the Prior Agreement that terminated prior to the date hereof shall remain terminated and not be deemed affected by the execution hereof and the provisions of the Prior Agreement shall be deemed automatically renumbered to reflect the amendments set forth herein, and all cross-references in the Prior Agreement shall be deemed to refer to such renumbered provisions).
9.	Counterparts. This Amendment may be executed in two or more counterparts, which together shall constitute a single agreement.
10.	Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof.

[Signature pages follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

JCP INVESTMENT PARTNERSHIP LP

By:	JCP Investment Management, LLC, its Investment Manager

By:	/s/ James C. Pappas
Name:	James C. Pappas
Title:	Managing Member

JCP INVESTMENT PARTNERS, LP

By:	JCP Investment Holdings, LLC, its General Partner

By:	/s/ James C. Pappas
Name:	James C. Pappas
Title:	Sole Member

JCP INVESTMENT HOLDINGS, LLC

By:	/s/ James C. Pappas
Name:	James C. Pappas
Title:	Sole Member

JCP INVESTMENT MANAGEMENT, LLC

By:	/s/ James C. Pappas
Name:	James C. Pappas
Title:	Managing Member

JAMES C. PAPPAS

By:	/s/ James C. Pappas

[Signature Page to First Amendment to the Cooperation Agreement]

JUMANA CAPITAL INVESTMENTS LLC

By:	/s/ Christopher Martin
Name:	Christopher Martin
Title:	Manager

CHRISTOPHER MARTIN

By:	/s/ Christopher Martin

[Signature Page to First Amendment to the Cooperation Agreement]

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Dave Pace
Name:	Dave Pace
Title:	Chief Executive Officer

[Signature Page to First Amendment to the Cooperation Agreement]

Exhibit A

A-1

Exhibit B

B-1